UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 17, 2011

CHINA RUNJI CEMENT INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51755	98-0533824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Xian Zhong Town, Han Shan County Chao Hu City, Anhui Province, Republic of China		23181
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(86) 565 4219871

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Certain Officers and Directors; Departure of Certain Officers and Directors

On May 17, 2011, we received resignations from Shouren Zhao, Xiangfei Zeng, Xuanjun Yang and Liming Bi.  Mr. Zhao resigned as president, chief executive officer and as chairman to our company’s board of directors.  Ms. Zeng resigned as our company’s chief financial officer.  Mr. Yang and Mr. Bi resigned as directors of our company.  Mr. Zhao’s, Ms. Zeng’s, Mr. Yang’s and Mr. Bi’s resignations were not the result of any disagreements with the Company regarding its operations, policies, practices or otherwise.  We also decreased the number of directors on our board of directors to two (2).

Concurrently with the resignations, we accepted consents to act from Xinshui Xuan, Changui Guo and William Dai.  We appointed Xinshui Xuan as president, chief executive officer and chairman to our company’s board of directors, Mr. Guo as a member to our board of directors and Mr. Dai as our company’s chief financial officer.

Xinshui Xuan – President, Chief Executive Officer and Chairman

Xinshui Xuan had over 25 years of experience in corporate management and operation.  Mr. Xuan has been the general manager of Anhui Province Runji Cement Co., Ltd. since 2010, and is responsible for the day-to-day management and operations of the company. From 2004 to 2009, he was the operations manager of Anhui Runji and is responsible for the formulation and implementation of business strategies and management of business operations.From 1992 to 2004, Mr. Xuan was the general manager of Tongshi Dajiangnan Cement Factory in Hainan Province and is responsible for corporate management and operations.

Mr. Xuan obtained a college degree at Zhejiang Architecture Material College in 1991 and currently resides in the province of Anhui of the People’s Republic of China.

We appointed Mr. Xuan as our officer and director due to his experience in corporate governance and operations in the cement industry.

Changgui Guo - Director

Since 2009, Changgui Guo has been one of the general managers of Anhui Runji Cement Co., Ltd. and is responsible for the formulation and implementation of business strategies and management of business operations.  Prior to being the general manager, from 2004 to 2009, he was an administrative manager of the company and was responsible for Runji’s day-to-day operations.  From 1992 to 2003, Mr. Guo was an operation manager of Tongshi Dajiangnan Cement Factory in Hainan.  He was responsible for corporate day-to-day operations.

Mr. Guo acquired a college degree from the Business College of Zhejiang Radio & TV University and currently resides in the province of Anhui of the People’s Republic of China.

We appointed Mr. Guo as a member to our board of directors due to his experience in business operation and corporation governance in the cement industry.

William Dai – Chief Financial Officer

William Dai has over 20 years' experience in corporate finance, financial control and accounting management.  Since 2010, Mr. Dai has been a financial manager of Anhui Province Runji Cement Co., Ltd., where he is responsible for day-to-day management of investment, financing, accounting and auditing matters.

From 2008 to 2010, Mr. Dai was a financial manager of Huaihua Shuanghe Medical Co., Ltd. and was responsible for accounting and auditing matters for the parent company and financial and taxation matters for its subsidiary. From 2001 to 2008, he was a financial manager of Dong Guan City Plastic Factory, and was responsible for corporate accounting and taxation matters.

Mr. Dai is a certified senior accountant and acquired a Bachelor's Degree in Accounting at the Hunan Finance and Economic University in 1993.  Mr. Dai currently resides in the province of Anhui of the People’s Republic of China.

We appointed Mr. Dai as our chief financial officer due to his experience in corporate finance, his knowledge of PRC accounting and taxation policies and ability to manage corporate risk.

Our board of directors now consists of Xinshui Xuan and Changgui Guo.  There have been no transactions between our company and Mr. Xuan, Mr. Guo or Mr. Dai since the company’s last fiscal year which would be required to be reported herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA RUNJI CEMENT INC.

/s/ Xinshui Xuan
Xinshui Xuan
President, Chief Executive Officer and Chairman

Date: May18, 2011